UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
           Item 1.01 Entry Into a Material Definitive Agreement.

On January 31, 2006, Pennsylvania International Raceway, Inc., an indirect wholly-owned subsidiary of the Registrant, entered into an agreement with NZSW, LLC for the sale of 158 acres on which Nazareth Speedway is located for approximately $19 million. Nazareth Speedway suspended major motorsports event operations after the completion of the track’s 2004 events and its results of operations are presented as discontinued operations in the Registrant's consolidated financial statements. Closing of the transaction is expected no later than November 30, 2006, and is contingent upon, among other items, the purchaser's right to terminate the agreement during the due diligence period.  Upon closing the transaction, ISC expects to record an after-tax gain from discontinued operations of approximately $6 to $7 million, or $0.11 to $0.13 per diluted share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: February 3, 2006	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations